                                                                       EXHIBIT 1

                               NORAM ENERGY CORP.
                                  $300,000,000

                                Debt Securities
                     6 1/2% Debentures due February 1, 2008

                             Underwriting Agreement


                                                 February 5, 1998



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Brothers Inc
Credit Suisse First Boston Corporation
NationsBanc Montgomery Securities LLC

c/o Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
World Financial Center
North Tower
New York, New York 10281


Ladies and Gentlemen:

     NorAm Energy Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $300,000,000 principal amount of its 6 1/2% Debentures due February 1, 2008 (the "Debt Securities") to be issued pursuant to an indenture dated as of February 1, 1998 (the "Base Indenture") between the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as trustee (the "Trustee") and a Supplemental Indenture No. 1 to the Base Indenture, dated as of February 1, 1998 (the "Supplemental Indenture", and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Trustee.

  1. Representations and Warranties of the Company.
     ---------------------------------------------

          (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (i) A registration statement on Form S-3 with respect to the Debt Securities, (File No. 333-41017) including a prospectus (any preliminary prospectus included in such registration statement being hereinafter referred to as a "Preliminary Prospectus"), copies of which have been delivered to you, has been prepared and filed by the Company with the Securities and Exchange Commission (the "Commission") and has been declared effective under the Securities Act of 1933, as amended (the "Act"). No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. Such registration statement (including all documents filed as part thereof or incorporated by reference therein, but excluding any Forms T-1, as amended), as amended and supplemented at the date of this Agreement, is hereinafter referred to as to the "Registration Statement." The Prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective is hereinafter referred to as the "Basic Prospectus."

          The prospectus included in the Registration Statement, as amended and supplemented to the date of this Agreement (including all documents then incorporated by reference therein and including the Preliminary Supplemented Prospectus (hereinafter defined) as further supplemented by the Final Supplemented Prospectus (hereinafter defined)), is hereinafter referred to as the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, a Preliminary Prospectus, the Basic Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of such Registration Statement, Prospectus, Preliminary Prospectus, the Basic Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of such Registration Statement or Prospectus.

          A prospectus supplement, subject to completion, dated February 2, 1998 (the "Preliminary Supplemented Prospectus") has been prepared and was filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") on February 4, 1998. A prospectus supplement, dated the date hereof, setting forth the terms of the Debt Securities and of their sale and distribution (the "Final Supplemented Prospectus") has been prepared and will be filed pursuant to Rule 424(b).

     (ii) On the effective date of the Registration Statement, the Registration Statement, as amended and supplemented at that time, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TIA"), and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Preliminary Supplemented Prospectus, the Preliminary Supplemented

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Prospectus conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the Time of Delivery (hereinafter defined) they will conform, in all material respects to the requirements of the Act and the TIA and the applicable rules and regulations of the Commission thereunder, and on the date of this Agreement do not, and on the Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference, or deemed to be incorporated by reference in the Prospectus (including any document to be filed pursuant to the Exchange Act which will constitute an amendment to the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iv) This Agreement has been duly authorized, executed and delivered by the Company;

          (v) The Debt Securities and the Indenture have been duly authorized by the Company and, in the case of the Indenture, when validly executed and delivered by the Company and the Trustee, and, in the case of the Debt Securities, when validly issued by the Company and duly authenticated and delivered by the Trustee, will constitute valid and legally binding obligations of the Company and the Trustee, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Debt Securities when validly issued by the Company and duly authenticated and delivered by the Trustee, will be entitled to the benefits of the Indenture; and the Debt Securities conform to the descriptions thereof in the Prospectus.

          (vi) The issuance by the Company of the Debt Securities, the compliance by the Company with all of the provisions of this Agreement, the Debt Securities and the Indenture, and the consummation of the transactions contemplated herein and therein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for borrowed money to which the Company or any Significant Subsidiary (as defined in Regulation S-X) of the Company (each, a "Significant Subsidiary") is a party or by which the Company or any Significant

Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, which conflict, breach, violation, or default would singly, or in the aggregate, have a material adverse effect on the business, properties or financial condition of the Company and the Significant Subsidiaries, taken as a whole; and (b) nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company's or any of its or its Significant Subsidiaries' properties.

          (vii) The Commission has issued an order under the Act declaring the Registration Statement effective and qualifying the Indenture under the TIA and no other consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Debt Securities or the consummation by the Company of the other transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the issuance by the Company of the Debt Securities and the purchase and distribution of the Debt Securities by the Underwriters.

          (viii) At the date hereof, the Company has outstanding the following securities (excluding for this purpose any revolving credit facility, letter of credit facility or similar bank credit facility), and no others, which contain covenants (i) limiting liens on any Principal Property (as defined in the Prospectus) and (ii) limiting the sale and leaseback of assets:

          (a) Medium-Term Notes, Series A and B (due through 2001), (b) 8.875% Notes due 1999, (c) 7-1/2% Notes due 2000, (d) 8.90% Debentures due 2006, (e) 10% Debentures due 2019 and (f) Term Loan (due November 1998) under that certain $150,000,000 Term Loan Agreement dated May 15, 1997, as amended, among the Company, Citibank, N.A., as Agent, and various lenders party thereto.

2.   Sale and Delivery.
     -----------------

          (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of the Debt Securities set forth in Schedule I opposite the name of such Underwriter (plus an additional amount of Debt Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 7 hereof) at a price equal to 99.186% of the principal amount thereof, plus accrued interest from February 10, 1998 to the Time of Delivery.

          (b) The Debt Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Debt Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Debt Securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the amount therefor, as set forth above, by wire transfer of Federal (same day) funds to a commercial bank account located in the United States and designated in writing at least forty-eight hours prior to the Time of Delivery by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, by causing DTC to credit the Debt Securities to the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC. The Company will cause the global certificates representing the Debt Securities to be made available to Merrill Lynch, Pierce, Fenner & Smith Incorporated for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 10, 1998 or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

          (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Debt Securities and any additional documents requested by the Underwriters pursuant to Section 5(i) hereof, will be delivered at such time and date at the offices of Baker & Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995 or such other location as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company may agree in writing (the "Closing Location"), and the Debt Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time or at such other time as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company may agree in writing, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 2, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     3.   Covenants and Agreements.
          ------------------------

          The Company covenants and agrees with each of the Underwriters:

          (a) That the Company will furnish without charge to the Underwriters a copy of the Registration Statement, including all documents incorporated by reference therein and exhibits filed with the Registration Statement (other than exhibits which are incorporated by reference and have previously been so furnished), and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto as each Underwriter may reasonably request so long as such Underwriter is required to deliver a prospectus;

          (b) That the Company will cause the Final Supplemented Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have been filed; provided, that, with respect to documents filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required in the reasonable opinion of Dewey Ballantine LLP, counsel for the Underwriters, to deliver a prospectus, (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Debt Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. So long as any Underwriter is required in the reasonable opinion of Dewey Ballantine LLP to deliver a prospectus, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished one copy of such amendment or supplement to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to Dewey Ballantine LLP, and, if such amendment or supplement is to be filed on or prior to the Time of Delivery, or under circumstances where the Underwriters are required in the reasonable opinion of Dewey Ballantine LLP, to deliver a Prospectus, the Underwriters or Dewey Ballantine LLP, shall not reasonably have objected thereto. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as in the best judgment of the Company are not contrary to the interests of the Company;

          (c) That if, at any time when in the reasonable opinion of Dewey Ballantine LLP the Prospectus is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of Dewey Ballantine LLP or counsel for the Company, to amend or supplement the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any such counsel, to amend or supplement the Prospectus or modify such information to comply with law, the Company will forthwith (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Debt Securities may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus or (ii) file with the Commission documents incorporated by reference in the Prospectus, which shall be so supplied to the Underwriters and such dealers, in either case so that the statements in the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (d) That the Company will endeavor to qualify, at its expense, the Debt Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Debt Securities; provided, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;

          (e) That the Company will make generally available to its security holders and the holders of the Debt Securities as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Time of Delivery which shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Act).

          (f) That during the period beginning on the date of this Agreement and continuing to and including the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any Debt Securities, any security convertible into or exchangeable into or exercisable for Debt Securities or any debt securities substantially similar to the Debt Securities (except for the Debt Securities issued pursuant to this Agreement), without the prior written consent of the Underwriters.

     4.   Expenses.
          --------

          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Debt Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all reasonable expenses in connection with the qualification of the Debt Securities, for offering and sale under state securities laws as provided in
Section 3(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by Debt Securities rating services for rating the Debt Securities; (v) the cost of preparing the Debt Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture; (vii) the reasonable fees, disbursements and expenses of Underwriters' counsel; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including any advertising expenses connected with any offers they may make.

     5.   Conditions of Underwriters' Obligations.
          ---------------------------------------

          The obligations of the Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Time of Delivery, of the representations and warranties made herein by the Company, to compliance at and as of the Time of Delivery by the Company with its covenants and agreements herein contained and the other provisions hereof to be satisfied at or prior to the Time of Delivery, and to the following additional conditions:

          (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission, and the Underwriters shall have received on and as of the Time of Delivery, a certificate dated such date, signed by an executive officer (including, without limitation, the Treasurer) of the Company or an executive officer of Houston Industries Incorporated, the sole stockholder of the Company ("Houston Industries"), to the foregoing effect, and (ii) there shall have been no material adverse change in or affecting the business, properties or financial condition of the Company from that set forth in or contemplated by the Registration Statement at the time it became effective, except as set forth in or contemplated by the Prospectus, and the Underwriters shall have received on and as of the Time of Delivery, a certificate dated such date, signed by an executive officer of the Company or an executive officer of Houston Industries to the foregoing effect. The officers or agents making such certificates may rely upon the best of his knowledge as to proceedings pending or threatened.

          (b) Dewey Ballantine LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion, such counsel may rely as to the exemption of Houston Industries under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), upon the opinion of Baker & Botts, L.L.P. referred to in (d) below.

          (c) Hugh Rice Kelly, Esq., Executive Vice President and Secretary of the Company, or Rufus S. Scott, Esq., Assistant Secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture;

          (ii) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required for the issuance and sale of the Debt Securities being delivered at the Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture;

          (iii) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is subject, which, individually or in the aggregate, are expected to have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company;

          (iv) The execution, delivery and performance by the Company of this Agreement and the Indenture will not result in the breach or violation of, or constitute a default under, the Certificate of Incorporation or the Bylaws of the Company, each as amended to date, any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property is subject or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, in any manner which would have a material adverse effect on the business of the Company; and

          (v) The description of statutes and regulations set forth in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 under the captions "Business--Regulation" and "-- Environmental Matters", as updated in the Forms 10-Q for the quarters ended March 31, June 30 and September 30, 1997, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

          (d) Baker & Botts, L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not so described and filed;

          (ii) The statements set forth in the Final Supplemented Prospectus under the caption "Description of Debentures", and in the Basic Prospectus under the caption "Description of Debt Securities" accurately summarizes in all material respects the terms of the Debt Securities;

          (iii) The Debt Securities conform, as to legal matters in all material respects to the descriptions thereof contained in the Final Supplemented Prospectus including, without limitation, under the caption "Description of Debentures", and in the Basic Prospectus including, without limitation, under the caption "Description of Debt Securities";

          (iv) The Debt Securities are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company and authenticated by the Trustee as specified in or pursuant to the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (v) The Indenture has been duly qualified under the TIA;

          (vi) Pursuant to a Memorandum Opinion and Order Granting Exemption to Holding Company dated July 24, 1997 issued by the Commission (Release No. 35-26744), Houston Industries is exempt from regulation as a public utility holding company under Section 3(a)(2) of the 1935 Act, except the provisions of Section 9(a)(2) thereof;

          (vii) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or are threatened by the Commission under the Act; the Registration Statement, as of its effective date, and the Final Supplemented Prospectus, as of February 5, 1998, (except for (A) the operating statistics, financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein and
(C) the exhibits thereto, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of Form S-3 under the Act and the applicable rules and regulations of the Commission thereunder, and each document incorporated by reference therein as originally filed pursuant to the Exchange Act (except for (A) the operating statistics, financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel need not express an opinion) when so filed complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

          (ix) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

          In addition, such counsel shall state that no facts have come to the attention of such counsel that lead them to believe that the Registration Statement (except for (A) the operating statistics, financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements, except to the extent that such notes describe legal or governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference in the Registration Statement or the Prospectus, other than an item that requires that financial statements be provided), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel need not comment) as of the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended, supplemented or modified by the filing of a document incorporated by reference therein if so amended, supplemented or modified (except for (A) the operating statistics, financial statement, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements, except to the extent that such notes describe legal or governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference in the Prospectus, other than an item that requires that financial statements be provided), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel need not comment), as of the date of the Final Supplemented Prospectus contained, or as of the Time of Delivery contains, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) At the time of execution of this Agreement, Deloitte & Touche LLP shall have furnished to you a letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to you.

          (f) At the time of execution of this Agreement, Coopers & Lybrand L.L.P. shall have furnished to you a letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to you.

          (g) At the Time of Delivery, Deloitte & Touche LLP shall have furnished you a letter, dated the Time of Delivery, to the effect that such accountants reaffirm, as of the Time of Delivery and as though made on the Time of Delivery, the statements made in the letter furnished by such accountants pursuant to paragraph (e) of this Section 5, except that the specified date referred to in such letter will be a date not more than five business days prior to the Time of Delivery.

          (h) At the Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished you a letter, dated the Time of Delivery, addressing certain matters requested by you at the date hereof.

          (i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in the introductory paragraph to this Section 5 and subsection (a) of this Section and as to such other matters as you may reasonably request.

     6.   Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefore and counsel fees incurred in connection therewith), joint or several, which may be based upon either the Act, or the Exchange Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Supplemented Prospectus, Final Supplemented Prospectus, Preliminary Prospectus, the Registration Statement, the Basic Prospectus or the Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated specifically for use in the preparation thereof; provided that in no case is the Company to be liable with respect to any claims made against any Underwriter or any such controlling person unless such Underwriter or such controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Underwriter or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to the Preliminary Prospectus, the Basic Prospectus, the Prospectus, the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus shall not inure to the benefit of any Underwriter if a copy of the Preliminary Prospectus, the Basic Prospectus, the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus as amended or supplemented, had not been sent or given by or on behalf of such Underwriter to the person asserting any such losses, claims, damages or liabilities concurrently with or prior to delivery of the written confirmation of the sale of Debt Securities to such person and the untrue statement or omission of a material fact contained in any such Preliminary Prospectus, Basic Prospectus, Prospectus, Preliminary Supplemented Prospectus or Final Supplemented Prospectus was corrected in the Preliminary Prospectus, Basic Prospectus, Prospectus, Preliminary Supplemented Prospectus or Final Supplemented Prospectus, as amended or supplemented.

          The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Underwriter or Underwriters or controlling person or persons and the Underwriter or Underwriters or controlling person or persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Underwriter or Underwriters or controlling person or persons, notwithstanding their obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriters and their controlling persons, which firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's consent. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

          (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Supplemented Prospectus, Final Supplemented Prospectus, Preliminary Prospectus, the Registration Statement, the Basic Prospectus or the Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated specifically for use in the preparation thereof; provided that in no case is such Underwriter to be liable with respect to any claims made against the Company or any such director, officer, trustee or controlling person unless the Company or any such director, officer, trustee or controlling person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer, trustee or controlling person, but failure to notify such Underwriter of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer, trustee or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer, trustee or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or
(ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and such Underwriter and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all of the Company and any such director, officer, trustee or controlling person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

          (c) If recovery is not available under Section 6(a) or 6(b) hereof, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Debt Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriters or any person controlling such Underwriters shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Debt Securities purchased by such Underwriters under this Agreement, less the aggregate amount of any damages which such Underwriters and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations, and not joint.

     7.  Substitution of Underwriters.
         ----------------------------

          If any Underwriter shall default in its obligation to purchase the Debt Securities which it has agreed to purchase hereunder and the aggregate principal amount of such Debt Securities which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the aggregate principal amount of all the Debt Securities, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of the aggregate principal amount of such Debt Securities by other persons, including the non-defaulting Underwriters, but if no such arrangements are made prior to the Time of Delivery, the non-defaulting Underwriters shall be obligated severally in proportion to their respective commitments hereunder, to purchase the Debt Securities which such defaulting Underwriter agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate principal amount of such Debt Securities with respect to which such default or defaults occur is more than 10% of the aggregate principal amount of all the Debt Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Debt Securities by other persons are not made within 48 hours after such default, this agreement will terminate.

          If the non-defaulting Underwriter or Underwriters or substituted underwriter or underwriters are required hereby or agree to take up all or part of the Debt Securities of the defaulting Underwriter as provided in this Section 7, (i) the Company shall have the right to postpone the Time of Delivery for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees to promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective aggregate principal amount of Debt Securities which the non-defaulting Underwriters or substituted purchaser or purchasers shall thereafter be obligated to purchase shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the non-defaulting Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the non-defaulting Underwriters or the Company, other than as provided in Sections 6 and 9.

     8.   Survival of Indemnities, Representations, Warranties, etc.
          ----------------------------------------------------------

          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Debt Securities.

     9.   Termination.
          -----------

          If this Agreement shall be terminated by the Underwriters, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the respective indemnities shall remain in full force and effect and the Company will reimburse the Underwriter or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the transactions contemplated by this Agreement.

     10.  Notices.
          -------

          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

          All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281-1327, Attention: Robert D. Craig; and (ii) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company in care of Houston Industries Incorporated, 1111 Louisiana, Houston, Texas 77002,
Attention: Assistant Treasurer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     11.  Successors.
          ----------

          This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and the directors, trustees, officers and controlling persons referred to in Section 6 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of the Act or the Exchange Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the Act.

     12.  Applicable Law.
          --------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     13.  Counterparts.
          ------------

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,


                                    NorAm Energy Corp.

                                        /s/  MARC KILBRIDE
                                    By:________________________
                                    Name: Marc Kilbride
                                    Title: Treasurer



Accepted as of the date hereof:


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Brothers Inc
Credit Suisse First Boston Corporation
NationsBanc Montgomery Securities LLC

By:  Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated

    /s/  ROBERT CRAIG
By:___________________________
  Name: Robert Craig
  Title: Vice President

     On behalf of each of the Underwriters

                                   SCHEDULE I


                                                        Principal Amount of
       Underwriters                                       Debt Securities
       ------------                                       ---------------
Merrill Lynch, Pierce, Fenner &  Smith
            Incorporated                                    $ 75,000,000
Salomon Brothers Inc                                          75,000,000
Credit Suisse First Boston Corporation                        75,000,000
NationsBanc Montgomery Securities LLC                         75,000,000

                 Total                                      $300,000,000